UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2015

CORVEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-19291	33-0282651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (949) 851-1473

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2015 annual meeting of stockholders on August 6, 2015. The following proposals were approved according to the following final voting results:

1.	To elect six directors, each to serve until the 2016 annual meeting of stockholders or until his or her successor has been duly elected and qualified:

Director Candidate	For	Withheld
V. Gordon Clemons	17,232,939	442,808
Steven J. Hamerslag	17,266,840	408,907
Alan R. Hoops	17,546,267	129,480
R. Judd Jessup	17,509,674	166,073
Jean H. Macino	12,761,963	4,913,784
Jeffrey J. Michael	16,033,220	1,642,527

Broker Non-Votes	1,832,230

2.	To approve the amendment and restatement of the CorVel Corporation Restated Omnibus Incentive Plan (formerly the Restated 1988 Executive Stock Option Plan) to extend its expiration date by 10 years:

For	17,259,280
Against	412,229
Abstain	4,238
Broker Non-Votes	1,832,230

3.	To reapprove performance goals under the CorVel Corporation Restated Omnibus Incentive Plan (formerly the Restated 1988 Executive Stock Option Plan):

For	14,339,025
Against	3,332,484
Abstain	4,238
Broker Non-Votes	1,832,230

4.	To ratify the appointment of Haskell & White LLP as the Company’s registered and independent public accounting firm for the fiscal year ending March 31, 2016:

For	19,366,148
Against	132,000
Abstain	9,829
Broker Non-Votes	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934. The registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION
(Registrant)

Dated: August 6, 2015	/s/ V. Gordon Clemons
V. Gordon Clemons
Chairman, President and Chief Executive Officer